AFFILIATE STOCK PURCHASE AGREEMENT

This Affiliate Stock Purchase Agreement (this "Agreement"), is made as of April 5, 2005, by and between DNG Capital Corp. (USA), a corporation with an address at 1305 - 1090 West Georgia Street, Vancouver, British Columbia, V6E 3V7 (the "Seller") and the purchasers listed on Schedule "A" hereto, each of which is referred to herein as a "Purchaser" and collectively as the "Purchasers".

RECITALS

WHEREAS, the Seller is the owner of 1,712,500 restricted shares of common stock, of Global Energy Inc., a Nevada corporation (the "Company"); and

WHEREAS, the Seller proposes to sell to each Purchaser the amount of restricted shares of common stock specified next to such Purchaser's name in Schedule "A" hereto (the "Purchased Shares"), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE

1.1 The Seller hereby agrees to sell, assign, transfer and deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Seller, the Purchased Shares at a purchase price per share of US $0.15 for an aggregate purchase price of US $350,000(the "Purchase Price") payable on the Closing Date (as defined below).

1.2 The closing of the purchase and sale of the Purchased Shares (the "Closing") shall take place on the date hereof (the "Closing Date"), or such other date as mutually agreed to by the parties hereto.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1 The Seller warrants, covenants and represents to each Purchaser with the intention of inducing each Purchaser to enter into this Agreement that:

(a) immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to each Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b) the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby; and

(c) the Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act");

(d) the Seller is not indebted to the Company and the Company is not indebted to the Seller;

(e) the Seller does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over any common shares of the Company other than the Purchased Shares;

(f) the authorized capital of the Company consists of 25,000,000 common shares, par value $0.001 per share, of which a total of 4,650,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

(g) no person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company;

(h) to the best of the Seller's knowledge, information and belief the Company has no liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Company's most recent audited financial statements (the "Financial Statements") filed on Edgar and/or in Schedule B hereto, which will be paid out of cash on hand and future oil revenues;

(i) the Company does not beneficially own, directly or indirectly, shares in any other corporate entity; and

(j) to the best of the Seller's knowledge, information and belief there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basis for same.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 Each Purchaser represents and warrants to the Seller that each Purchaser:

(a) has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b) understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the "Restricted Period") as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Regulation S, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c) is acquiring the Purchased Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares.

4. INDEMNIFICATION

4.1 The Seller hereby agrees to indemnify and hold harmless the Purchasers and the Company against any losses, claims, damages or liabilities to which the Seller or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon taxes, real property leases or equipment leases payable by or for which the Company has the primary liability; and in particular, any misrepresentation of the Seller as contained herein. Damages of the Purchasers are not limited to the amount of the Seller received hereunder but will include each Purchaser's or Company's actual cost of any claim and full costs of negotiations and for defence.

5. MISCELLANEOUS

5.1 The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

5.2 Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

5.3 There are no representations, warranties, collateral agreements, or conditions except as herein specified.

5.4 This Agreement will be governed by and construed in accordance with the law of the Province of British Columbia.

5.5 If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

5.6 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.7 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

DNG CAPITAL CORP. (USA)

By: ____________________________
Nick DeMare

SCHEDULE A

List of Purchasers
Purchaser	Number of Restricted Common Shares of the Purchaser	Signature of Purchaser
Ultimedia Sales Inc.	428,125
Mirelis InvesTrust SA	428,125
Altshuler Shaham	428,125
Rolfe Investment Ltd.	328,125
Zonbit Ltd.	50,000
Ariel Malik	50,000

SCHEDULE B

List of Global Payables as of April 5, 2005

Roxbury Capital	$11,250
Qwest Holdings	$11,250
Chase Management	All billings through February 28, 2005 paid. Subsequently billings not yet known
Anticipated audit costs	$5,100 (not yet billed)
Legal fees	All billings through February 28, 2005 paid. Subsequently billings not yet known